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                                                                    Exhibit 10.6


                                  LEASE AGREEMENT

     MCIP REALTY ASSOCIATES NO. 2, MCIP REALTY ASSOCIATES NO. 3, MCIP REALTY
                ASSOCIATES NO. 4 and MCIP REALTY ASSOCIATES NO. 5

                                    as "Landlord"

                                        and

                 PORTABLES ON DEMAND STORAGE, LLC (d/b/a/ PODS)

                                    as "Tenant"




PARK:    6101 45th Street North, Pinellas Park, Florida
SPACE:   Building #4
DATE:

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                                LEASE AGREEMENT

         THIS LEASE (the "Lease") is made effective this    day of December,
1998, by and between MCIP REALTY ASSOCIATES NO. 2, MCIP REALTY ASSOCIATES NO. 3, MCIP REALTY ASSOCIATES NO. 4 and MCIP REALTY ASSOCIATES NO. 5 (all of the foregoing being New Jersey general partnerships and all of the foregoing being collectively referred to herein as "Landlord");

                                   and

PORTABLES ON DEMAND STORAGE, LLC (a Florida limited liability company referred to herein as "Tenant").

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the covenants, considerations and agreements hereinafter set forth, Tenant and Landlord agree:

1.       DEMISED PREMISES.

         1.1 Subject to the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant accepts from Landlord, the space (hereinafter called the "Demised Premises" and more particularly described by the single-hatched area on the site plan attached hereto as Exhibit "A" and made a part hereof) consisting of approximately 40,000 rentable square feet and located in Building No. 4 (the "Building") of a certain industrial park located at the junction of 62nd Avenue North and 45th Street North, Pinellas Park, Pinellas County, Florida and more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Park").

         1.2.     Use of Demised Premises. Tenant shall use the Demised
         Premises solely for manufacturing and warehousing of storage containers and related office environment for staff and call center ("Tenant's Proposed Use") and for no other use.

         1.3. Use of Common Areas. Tenant shall have the exclusive right to use a portion of the common parking area for employee parking/visitor parking and for an outside storage area (shown in blue on Exhibit "A"). Tenant shall have the non-exclusive use of the driveways, parking aisles (shown in pink on Exhibit "A"), the infrastructure facilities and other areas of the Park shared with other tenants thereof.

         1.4. Tenant's Representations. Tenant hereby warrants and represents that Tenant is a duly authorized and existing limited liability company in the state of organization; Tenant has and is qualified to do business in Florida; the company has full right and

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         authority to enter into this Lease Agreement; and each of the persons signing on behalf of the company were authorized to do so thereby making the Lease binding upon the corporation in accordance with its terms. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

2.       TERM; COMMENCEMENT.

         2.1. Term. The term of this Lease (the "Term") shall commence (the "Commencement Date") on the date upon which this Lease becomes fully executed by, and delivered to, Landlord and Tenant and shall expire five (5) years and three (3) months after the Commencement Date unless extended or sooner terminated as provided herein.

         2.2. Condition of Demised Premises. Subject to the Landlord having the existing roof leaks repaired in a good workmanlike manner, insulation batts reinstalled and the Demised Premises cleaned, Landlord is leasing and Tenant is accepting the Demised Premises in its current "AS IS" condition and Landlord makes no representation as to merchantability or fitness for a particular use. Landlord represents that as of the date that Landlord executes this Lease, Landlord has not received any notices of code violations from either the state, county or local enforcement authorities. Landlord further represents that the overhead cranes located within the Demised Premises are in good working order.

         2.3. Upon the termination of this Lease in any manner whatsoever, Tenant shall (i) remove Tenant's goods and effects and those of any other person claiming under Tenant (ii), quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, excepting only deterioration caused by reasonable use and wear thereof, damage from fire or other casualty of the kind insured in standard policies of fire insurance with extended coverage type risks, and (iii) promptly deliver to Landlord at his office or other location as designated by Landlord, all keys for the Premises. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant and collectable as Additional Rent, as set forth herein.

                  2.3.1. Termination. This Lease shall terminate at the end of the term (the "Termination Date") or at the end of any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a tenant holding over to the same extent as if statutory notice had been given. Tenant hereby agrees that if it fails to surrender the Premises at the end of the Term, or any renewal thereof, Tenant will be liable to landlord for any and all damages which Landlord shall suffer by reason thereof, and Tenant will indemnify Landlord against all claims


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                  and demands made by any succeeding tenants against Landlord, founded upon delay by landlord in delivering possession of the Premises to such succeeding tenant.

                  2.3.2. For the period of nine (9) months prior to the expiration of the Term, or any renewal or extension thereof, Landlord shall have the right to display on the exterior of the Premises the customary sign "For Rent".

         2.4. Holding Over. If Tenant shall be in possession of the Premises after the Termination Date, in the absence of any agreement extending the Term hereof, the tenancy under this Lease shall become one from month to month, terminable by either party on thirty (30) days' prior written notice at a monthly rental equal to twice the sum of (i) the monthly installment of Annual Minimum Rental payable during the last month of the Term and (ii) all Additional Rental Payable hereunder for each month Tenant remains in possession. Tenant shall also pay all other charges payable under the terms of the Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy shall also be subject to all other conditions, provisions and obligations of this Lease. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover.

3.       LEASE SECURITY.

         3.1. Guarantees. Simultaneously with Tenant's execution of this Lease, Tenant shall deliver to Landlord the absolute and unconditional guarantees of Peter Warhurst, David Revelia, Roy Courtney and William Ash. Tenant acknowledges that these Guarantees are a material inducement to the Landlord to lease the Demised Premises to Tenant and that Landlord would not lease the Demised Premises to Tenant but for the delivery of these Guarantees.

         3.2. Landlord's Lien. In addition to, and without waiver or reduction of, any rights of Landlord established by law or enumerated above, all of which rights are specifically reserved and recognized by Landlord, as security for the rent and as security for the performance of all other covenants and undertakings by the Tenant under the terms hereof, Tenant grants, bargains, sells and conveys to Landlord all property of every kind on or hereafter brought on the Demised Premises; and whenever rent or anything reserved as rent is unpaid or whenever a breach or default by Tenant has occurred as to the obligations of Tenant hereunder, Landlord may seize or restrain said property on or off the Demised Premises and may elect to sell the same on due legal notice for all rent then due and for all damages or expenses resulting from a breach or default by Tenant, or to treat the same as security and as Landlord's property, or Landlord may remove said property and store the same in any other place in the building, or in any other place, for the account of, and at the expense and risk of, Tenant.


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4.       RENT.

         4.1. Base Rent. Tenant shall pay an annual base rent (the "Base Rent") for the Demised Premises of ONE HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($150,000.00) which shall be payable in advance, in monthly equal installments of TWELVE THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($12,500.00). Installments shall be due and payable on the first day of each month of the Term. Prior to Tenant's taking possession of the Demised Premises, Tenant shall first deliver to Landlord the first and last monthly installments of rent due (to be applied to rent due for the third month and 62nd month of the Lease Term, respectively), including sales tax.

         4.2. Rent Abatement. No installments of Base Rent shall be due for the first (1st, second (2nd) or sixty-third (63rd) month following the Commencement Date provided, however, that nothing set forth herein shall relieve Tenant from Tenant's obligations to pay utilities or Tenant's proportionate share of common system expenses as provided elsewhere herein for the months where Rent Abatement is granted.

         4.3. Base Rent Adjustments. Thirty-Three (33) months after the Commencement Date, the Base Rent shall be adjusted to ONE HUNDRED SIXTY THOUSAND DOLLARS AND NO CENTS ($160,000.00) annually, which sum shall be payable in equal monthly installments of THIRTEEN THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS ($13,333.33).

         4.4. Sales Tax. With each monthly installment of Base Rent, Tenant shall pay to Landlord all sales tax assessed by the State of Florida, and any other governmental authority, on the Gross Rent as rental income.

         4.5. Industrial Gross Lease. This Lease is intended, and is hereby declared to be an "industrial gross" lease, it being the intention of the parties that Tenant shall be obligated to reimburse Landlord for Tenant's Proportionate Share (as defined at Section 6.1.3, herein) of increases in real estate taxes and property insurance above the amounts due for the calendar year 1999.

5. UTILITIES. Tenant shall obtain electricity, water and sewer directly from the public or municipal utility company serving the Demised Premises through meters installed for said purpose. Tenant covenants and agrees to pay all bills for electricity, water and sewer consumed in the Demised Premises during the lease term directly to the public or municipal utility companies serving the Demised Premises. In addition, Tenant shall pay all rents or deposits imposed by the public or municipal utility company serving the Demised Premises in connection with obtaining any utility, but excluding hook-up, tap-in, and impact fees payable as a result of Tenant's Proposed Use of the Demised Premises. Any default by Tenant in the timely payment of any bill or charge of a public or municipal utility company shall be deemed a default by Tenant under this Lease and Tenant agrees to indemnify and hold Landlord harmless from any liability, lien, or expense in connection therewith.


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6.       FIRE SUPPRESSION AND ALARM SYSTEMS.

         6.1. Fire Suppression System. The Demised Premises is serviced by a fire suppression system which system includes all the piping, valves, flow switches, sprinkler heads and related equipment contained in the Demised Premises (the "Premises Fire Suppression System") as well as the water supply wells, pumps, valves, switches, supply basin, pumphouse, control panels, water hydrants and related above and below ground distribution piping located elsewhere in the Park and shared by all the tenants in the Park (the "Shared Fire Suppression System"). Landlord represents and warrants that the Fire Suppression Systems and the Fire Alarm System (as defined in Section 6.2, below) are in good working order as of the date that Landlord executes this Lease; however, Landlord makes no representation that the Fire Suppression Systems configured as of December 1, 1998 is or will be acceptable to the state, county and local code enforcement officials ("Code Enforcement Officials") having jurisdiction over the Fire Suppression Systems, for Tenant's Proposed Use. In the event that Code Enforcement Officials require modifications to the Fire Suppression Systems or the Demised Premises, or both, to be completed prior to Tenant's use and occupancy of the Demised Premises, Tenant shall make the required such modifications at Tenant's sole cost and expense, provided that Tenant comply with the terms of this Lease, including but not limited to
         Section 10.2, herein.

                  6.1.1. Premises Fire Suppression System. Tenant shall maintain and repair the Premises Fire Suppression System at Tenant's sole cost and expense. In the event that there is a change in Tenant's Use of the Demised Premises or a change in the local building code or applicable ordinance or state or federal statute or regulation requiring modifications, alterations, extensions or improvements in the Premises Fire Suppression System, the Tenant shall make such modifications, alterations, extensions and improvements at Tenant's sole cost and expense.

                  6.1.2. Shared Fire Suppression System. Tenant shall pay to Landlord, as Additional Rent and upon demand, Tenant's proportionate share of the cost of maintaining, inspecting, operating or repairing any portion of the Shared Fire Suppression System. In the event that there is a change in Tenant's Use of the Demised Premises requiring the modification, alteration, extension or improvement of the Shared Fire Suppression System, Tenant shall make such modifications, alterations, extensions and improvements at Tenant's sole cost and expense. In the event that there is a change in the local building code or applicable ordinance or state or federal statute or regulation requiring modifications, alterations, extensions or improvements in the Shared Fire Suppression System, the Tenant shall pay Landlord, as Additional Rent and upon demand, Tenant's proportionate share of the cost to make such modifications, alterations, extensions and improvements at Tenant's sole cost and expense.

                  6.1.3. Proportionate share shall be calculated by dividing the total current occupyable building square footage into the Demised Premises square footage.


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                  For purposes of this Lease it is agreed that the "Tenant's
                  Proportionate Share" is Twenty Percent (20%).

         6.2. Monitoring of Fire Suppression and Alarm Systems. The Demised Premises is serviced by a fire alarm monitoring system which system includes leased equipment including a control panel, wiring, flow switches, pull stations and a phone dialer (the "Fire Alarm System"). The Premises Fire Suppression System and the Fire Alarm System installed in Demised Premises shall at all times be monitored by an outside alarm monitoring service (the "Monitoring Contractor") approved by the Landlord. Tenant shall obtain and maintain a monitoring service contract with the Monitoring Contractor, which contract shall provide 24 hour off premises monitoring of Premises Fire Suppression System and the Fire Alarm System during the term of the Lease. The Tenant shall deliver a copy of the monitoring service contract to the Landlord upon request. The Tenant covenants and agrees to pay all invoices for the monitoring of the Premises Fire Suppression System and the Fire Alarm System installed in the Demised Premises during the lease term directly to the Monitoring Contractor, unless otherwise directed by the Landlord. Any default by Tenant in the timely payment of any invoice or charge of the Monitoring Contractor, or other party as directed by Landlord, shall be deemed a default by Tenant under this Lease and Tenant agrees to indemnify and hold Landlord harmless from any liability, lien, or expense in connection therewith.

         6.3.     Inspection of the Fire Suppression System and Alarm System.

                  6.3.1. Premises Fire Suppression System. The Premises "Fire Suppression System and the Fire Alarm System installed in Demised Premises shall be inspected semi-annually, or more frequently if so required by law, by a fire suppression and alarm system contractor licensed in the State of Florida to perform the required inspections (the "Inspection Contractor) and approved by the Landlord. The Tenant shall deliver a copy of the inspection contract to the Landlord upon request. The Tenant shall cause any reports required by law to be filed with the appropriate governmental authority. The Tenant covenants and agrees to pay all invoices for the inspection of the Premises Fire Suppression System and the Fire Alarm System installed in the Demised Premises during the lease term directly to the Inspection Contractor, unless otherwise directed by the Landlord. Any default by Tenant in the timely payment of any invoice or charge of the Inspection Contractor, or other party as directed by Landlord, shall be deemed a default by Tenant under this Lease and Tenant agrees to indemnify and hold Landlord harmless from any liability, lien, or expense in connection therewith.

                  6.3.2. Shared Fire Suppression System. Since testing of any individual tenant premises system requires testing of the Shared Fire Suppression System, the Tenant agrees to cooperate with the Landlord and other tenants at the Park in complying with local, state and federal laws, ordinances and regulations requiring the periodic inspection and certification of the Shared Fire Suppression System


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                  and the Fire Alarm System. To that end, the Landlord, in
                  cooperation with the Tenants may elect to secure an inspection contract for the entire Park with each Tenant paying its proportionate share of the costs.

7.       GENERAL TERMS OF RENTAL PAYMENTS.

         7.1. Time and Place of Payment; No Demand. All rent and other sums due to Landlord hereunder shall be paid by check or bank draft payable to "MCIP Partnerships", and shall be delivered on or before 5:00 p.m. of the day such sum or sums are due to the following address:

                               c/o Viking Associates
                               One Makefield Road
                                    Suite B
                               Morrisville, PA 19067

         (or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant), without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

         7.2. Late Payments. Any rent or other sums due to Landlord hereunder which are not received by Landlord within five (5) days of the date and time due shall bear a one-time late fee of five (5%) percent of the outstanding sum. All sums outstanding more than thirty
         (30) days shall bear interest at the rate of eighteen (18%) percent per annum in addition to the late fee. In addition, Tenant shall pay Landlord a minimum charge of Fifty ($50.00) Dollars for any checks returned to Landlord by Landlord's bank unpaid.

         7.3. No Waiver. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent, or pursue any other remedies available to Landlord.

         7.4. All Sums Collectable as Additional Rent. All sums payable by Tenant under this Lease, whether or not stated to be rent or additional rent, shall be collectible by Landlord as additional rent ("Additional Rent") and in the event of a default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor).


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         7.5.     Survival of Obligation to Pay. Tenant's obligation to pay
         Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease, for any period prior to the expiration of the term of this Lease, shall survive the expiration or sooner termination of this Lease.

8. FINANCIAL STATEMENTS. Within ninety (90) days of the close of Tenant's fiscal year, Tenant shall deliver to Landlord Tenant's annual financial statement (the "Financial Statement") prepared in accordance with Generally Accepted Accounting Practices (GAAP) by an independent certified public accountant. Each Financial Statement shall contain, among other things, Tenant's Balance Sheet and Tenant's Operating Statement which shall include Total Current Assets and Total Liabilities, as those things are defined by GAAP.

9.       CARE OF DEMISED PREMISES.

         9.1. Tenant agrees, on behalf of itself, its officers, partners, employees and agents, that it shall:

                  9.1.1. Comply at all times with any and all Federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises, and the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Demised Premises or Tenants use or occupancy thereof, or any property affected by the Premises (collectively the "Laws"), and not knowingly do or commit, or suffer to be done or committed anywhere in or on the Park or the Demised Premises, any act or thing contrary to any of the Laws;

                  9.1.2. Without limiting the foregoing, comply at all times with the federal Americans with Disabilities Act ("ADA") and Tenant's responsibilities hereunder shall include the duty to ensure that the Demised Premises, and all facilities and improvements therein, comply with the requirements of the ADA and that all facilities in the Buildings (such as but not limited to restrooms and lobbies) comply with the ADA; Landlord shall be responsible for compliance of the Park (exclusive of the Demised Premises, but including common areas) with applicable provisions of Title III of the ADA (relating to Public Accommodations). Nothing in this Lease, however, shall obligate Landlord to comply with any requirements imposed upon Tenant pursuant to Title I (Employment) of the ADA, and the Tenant, at Tenant's sole cost and expense, shall comply with applicable requirements of such Title 1. Tenant's obligations pursuant to this Paragraph 7.1 shall be to maintain the Demised Premises in compliance with the Laws, the ADA and other requirements described in this Paragraph 7.1. Notwithstanding that obligation to maintain, Tenant shall not be obligated to incur any costs, fees or expenses to bring the Demised Premises into compliance with any requirements applicable as of the Commencement Date. It shall be Landlord's obligation to pay all costs, fees and expenses to bring the Demised Premises into compliance as of the Commencement Date with all the requirements with which Tenant must


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                  maintain compliance subsequent to the Commencement Date.
                  Landlord shall not be obligated to incur any cost, fee or expense or bring the Demised Premises into compliance to the extent such cost relates specifically to activities to be conducted on the Demised Premises by the Tenant and which improvement, repair or alteration, but for the specific use by Tenant, would not be necessary;

                  9.1.3. Keep the Demised Premises including floor surfaces, exterior walls and doors of the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and to use, maintain and occupy the Demised Premises in a careful, safe, lawful and proper manner, and not to commit waste thereon;

                  9.1.4. Not permit the Demised Premises to be used in any way which will injure the same, or to permit the same to become a nuisance;

                  9.1.5. Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises;

                  9.1.6. Obtain and maintain all permits, licenses or approvals and shall make all notifications, reports and registrations required by Environmental Statutes and shall submit to Landlord, upon request, for inspecting and copying, all documents permits, licenses, approvals, manifests, reports and records required to be submitted and/or maintained by the provisions of the Environmental Statutes and also provide promptly to Landlord copies of any correspondence, notice of violation, summons, order, complaint or other document received by Tenant pertaining to compliance with Environmental Statutes;

                  9.1.7. Not install any temporary or permanent tanks for the storage of any liquid or gas above or below ground unless Tenant has obtained written permission to do so from Landlord, with the exception of propane, acetylene and oxygen tanks used in connection with Tenant's Proposed Use, provided that Tenant complies with all applicable statues, laws, regulations and ordinances;

                  9.1.8. Comply with such reasonable rules and regulations as Landlord may promulgate from time to time for the general safety, comfort and convenience of Landlord and tenants of the Park, so long as such rules and regulations do not modify, alter or amend any material term of this Lease, or materially and adversely impact Tenant's Proposed Use of the Demised Premises.

         9.2. Environmental Care. Tenant hereby warrants and represents that during Tenant's occupancy of the Demised Premises under the terms herein, Tenant will use, maintain and occupy the Demised Premises in a safe, lawful and proper manner, and will not use or permit or suffer the use of the Demised Premises or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, or process any Hazardous Substances, except to the


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extent such Hazardous Substances are utilized in accordance with all federal, state and municipal rules and regulations pertaining to such Hazardous Substances. The term "Hazardous Substances" shall mean any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances, the removal for which Tenant is responsible hereunder, of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time in effect, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. Sec. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat. 1613 (1986)) (SARA), the Hazardous Materials Transportation Act (49 USC Sec 1801, et seq.), the Resource Conservation and Recovery Act (RCRA) (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC Sec 1251 et seq.), the Clean Air Act (42 USC Sec. 7401 et seq.), the Toxic Substances Control Act, as amended (15 USC Sec 2601 et seq.), and the Occupational Safety and Health Act
(OSHA) (29 USC Sec 651 et seq.) (collectively referred to herein as the "Environmental Statutes");

                  9.2.1. The parties acknowledge that the Demised Premises were inspected by HSA Engineers & Scientists (the "Environmental Engineer") to establish the environmental condition of the Demised Premises prior to the Commencement Date of this Lease (the "Base Line Condition"). The Environmental Inspection evaluated a prior report, Building #'s 3 & 4, the surrounding areas and Buildings. The Environmental Engineer set forth its evaluation of the environmental conditions of the Demised Premises in a written report entitled "Limited Environmental Site Assessment" dated August 26, 1998. A complete copy of said report will be provided to Tenant.

                  9.2.2. Tenant, at Tenant's sole cost and expense, hereby agrees that within thirty (30) days prior to the termination or expiration of this Lease, a similar environmental inspection and report ("Termination Inspection Report") will be performed to establish if Tenant has conformed to the conditions of Section 8.2 above. In the event the inspection indicates that the Demised Premises are not substantially in the same condition as the Base Line Condition, Tenant, at Tenant's sole cost and expense, shall pay for clean-up, remediation and removal of such hazardous substances according to the recommendations set forth in the Termination Inspection Report, except that Tenant shall not be responsible for the clean-up or removal of Hazardous Substances introduced onto the Demised Premises during the Lease Term by parties other than Tenant, its agents, servants, employees, contractors, licensee's, customers, or invitees. In the event that cleanup, remediation or removal for which Tenant is responsible hereunder cannot be accomplished by the end of the term of the Lease, then the term shall be automatically extended for such period as it takes to remove or clean up the items found. During this extended term, all terms and conditions of the lease shall remain in full force and effect, with the exception that the Gross Rent shall be increased by the sum of ten (10%) percent annually over the Gross Rent in effect immediately prior to the end of the original term of the Lease and shall increase ten (10%) percent annually until said clean-up, remediation or removal is completed. After removal or clean up pursuant to the recommendations in the Termination Inspection Report, a final inspection report ("Final Inspection Report") shall be prepared demonstrating that the Demised Premises are in substantially the same condition as the Base Line Condition and the cost of the Final Inspection Report shall be borne solely by Tenant.

                  9.2.3. In the event that Tenant shall fail or refuse to have performed the Termination Inspection Report within the time period required herein, the Landlord may cause said report to be completed and Tenant shall be responsible for the cost thereof plus 15% for overhead. In the event that Tenant shall fail or refuse to have performed any indicated clean-up, remediation or removal, for which Tenant is responsible hereunder, then Landlord may remove or clean-up the Hazardous Substances found and upon completion thereof, Tenant shall pay Landlord's cost of such removal or clean-up and the Final Inspection Report plus 15% for overhead upon presentation of the bills, as additional rent. Landlord shall promptly and diligently pursue completion of clean-up.

         9.3. Signage. Tenant may affix such reasonable sign or advertisement as Tenant desires on the outside of the Demised Premises or on the Building, or inside the Demised Premises and visible from the outside, subject to the municipal ordinances governing such sign or advertisement. Such sign shall be dignified and in good taste in keeping with the standards of the Park. Tenant shall maintain such sign or advertising in good maintenance and repair.

10.      REPAIRS AND IMPROVEMENTS.

         10.1.    Repairs.

                  10.1.1. Landlord Responsibilities. Prior to and during the term of this Lease, Landlord will maintain in proper repair the roof and the Building structure, provided that in each case Tenant shall have given Landlord prior written notice of the necessity of such repairs and that any damages to the roof or structure of the Building shall not have been caused by the negligence or improper actions of Tenant. Landlord shall also maintain all driveways, Common Parking Areas, drainage structures, water and sewer transmission lines and all other areas of the Park used in common with other tenants, excluding the Shared Fire Suppression System and the maintenance of portions of the Common Areas designated for the exclusive use of the Tenant.

                  10.1.2. Tenant Responsibilities. During the term of this Lease, the Demised Premises, including but not limited to all electrical, plumbing, heating, air conditioning and other mechanical installations and systems therein (the "Interior Installations"), and all doors, floor surfaces and walls, will be maintained by Tenant in good condition and repair. The Tenant shall be responsible for general grounds keeping and maintenance of all lawn and planting areas within the boundary of the Demised Premises as shown on Exhibit "A" or portions of the Common Areas that have been reserved for the exclusive use of the Tenant. It shall be Landlord's responsibility, however, to maintain all external electrical transmission lines, all external pipes conveying water and wastewater to and from the Building. Tenant shall accomplish said repairs, alterations, replacements and modifications at its own expense and using materials and labor of kind and quality equal to the original work. Unless caused by roof or structural problem, Landlord shall not be obligated to repair, replace or maintain components of the Demised Premises. If Tenant refuses or neglects to repair the Demised Premises as required hereunder and to the reasonable satisfaction of the Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenants merchandise, fixtures, or other property or to Tenant's business by reason thereof, not caused by Landlord's negligence, and upon completion thereof, Tenant shall pay Landlord's cost of making such repairs plus fifteen (15%) percent for overhead, upon presentation of bills therefore, as additional rent.

         10.2. Tenant Improvements. Tenant may, at Tenant's sole expense, construct certain improvements and renovations to the Demised Premises, including the installation of Tenant's equipment to conduct Tenant's business at the Demised Premises, subject to the following conditions:

                  10.2.1. Prior to commencing the construction or renovations, Tenant shall submit to Landlord a detailed set of plans and specifications, and obtain Landlord's written approval thereof, which approval shall not be unreasonably withheld or delayed. No later than ten (10) days after receipt of the final plans and specifications, Landlord will notify Tenant of any objections to the final plans and specifications, stating specifically the reasons for the objection. No response from Landlord shall be deemed acceptance of the plans and specifications. At Tenant's option, Tenant may revise and resubmit the final plans and specifications for Landlord's review and approval, and Landlord shall review the final plans and specifications as set forth above;

                  10.2.2. Tenant shall use only new, first-class material of a quality suitable for the purpose intended, and of a quality as specified or as necessary for first-class work;

                  10.2.3. Tenant shall cause all materials to be installed in a good and workmanlike manner for such standard and tolerances as are acceptable for typical commercial construction in the Pinellas County area;

                  10.2.4. Tenant shall secure all necessary permits, licenses and other permissions, and if required by federal, state or municipal statutes, rules, regulations or ordinance, Landlord shall join in any such permits and licenses;

                  10.2.5. Tenant shall and hereby does exonerate and indemnify and hold harmless Landlord against all claims, suits, obligations, and liabilities of any kind arising from said construction and renovations;

                  10.2.6. Upon reasonable prior notice to Tenant, Tenant shall allow Landlord's workmen or supervisors to periodically inspect said construction or renovations to assure that the work is being performed according to Landlord's reasonable expectations and requirements.

                  10.2.7. Any improvements or renovations to the Demised Premises made by Tenant during the term of this Lease shall be the property of the Tenant for the term of this Lease, however, such improvement or renovations, including trade fixtures, and any other equipment, machinery or other devise, shall be removed from the Demised Premises and the Premises returned to its pre-improvement condition unless Landlord has agreed in writing that such improvement shall remain, and shall at the termination or expiration of this Lease become the property of the Landlord;

                  10.2.8. Tenant shall complete all such renovations and improvements within six (6) months of approval of Tenant's plans by Landlord; and

                  10.2.9. Tenant shall have the right, at any time and from time to time, install and remove trade fixtures, electric lights and equipment and shall be required to remove such items upon termination of this Lease; provided, however, that Tenant shall remedy any damage or injury to the Demised Premises or Personal Property caused by the removal of any such installations.

         10.3. Tenant shall do all things reasonably necessary to prevent the filing of any mechanics or other liens against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If such liens shall at any time be filed against the Demised Premises or the building of which it is a part, or any part thereof by reason of Tenants work, labor, services, or materials as aforesaid, Tenant shall either cause the same to be discharged of record within thirty (30) days after notice to Tenant of filing of same, and notice to Landlord of such filing, or if Tenant, in Tenant's discretion and good faith, determines that such lien should be contested, shall finish such bond or other reasonably required security:

                  10.3.1. To prevent any foreclosure proceedings, arising from such liens, against the Demised Premises or building during the pendency of such contests; and

                  10.3.2. To cause a title insurance company reasonably satisfactory to Landlord to remove such lien as a matter affecting title to the building of which the Demised Premises is a part.

         10.4. If Tenant shall fail to discharge such lien within such period or shall fail to furnish reasonable security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security and such other matter as is, or may be, prescribed or deposited by Landlord pursuant to the foregoing provisions of this paragraph, including Landlord's cost, expenses and reasonable attorney fees incurred by Landlord in connection therewith, with interest thereon at the rate of eighteen (18%) percent per annum. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics or other lien law.

11. LANDLORD RIGHT TO ENTER. Tenant, on behalf of itself, its officers, partners and agents, shall give Landlord, its agents and employees, access to the Demised Premises at all reasonable times, and after reasonable notice to Tenant, and at any time in the case of an emergency, without charge or diminution of rent, to enable Landlord, (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the Demised Premises or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to insurance brokers, agents or representatives, to prospective mortgagees and purchasers, and to prospective tenants. If representatives of Tenant shall not be present on the Demised Premises to permit entry upon the Demised Premises by Landlord or its agents or employees at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Demised Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability to Tenant (except for any damage or injury to Tenant caused by the negligence of Landlord or its agents or employees) and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant's business arising from the making of any repairs, alteration, additions or improvements in or to the Demised Premises or to any appurtenance or any equipment therein, unless caused by the negligence of Landlord or its agents or employees.

12. QUIET ENJOYMENT. Subject to Tenant's payment of rent and other sums payable hereunder and performing the covenants and conditions herein and to any prior mortgage lien, Tenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the term of this Lease and any extensions or renewals.

13.      ASSIGNMENT AND/OR SUBLET.

         13.1. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld and, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further subletting or assignment. It shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease. For purposes hereof, this assignment shall include any direct or indirect transfer or fifty percent (50%) or more of the voting stock of Tenant (except by reason of the death of a shareholder).

         13.2. Notwithstanding anything herein to the contrary, Tenant shall not be prevented from selling all of the membership interests of the company or all of the assets of the company in conjunction with a sale of the business. In the event that the sale of the business results in the assets of the company being more highly leveraged than they are as of the Commencement Date, Landlord shall have the right to require Tenant to deliver from a party having sufficient financial net worth (as Landlord may reasonably determine) a partial guarantee of the obligation to pay rent as a condition of its consent to such transfer. The Term "leverage" shall mean the ratio of debt to equity as shown on the financial statement for the Tenant. In no event shall the amount of the partial guarantee exceed the amount found by multiplying the total rent due under the existing term of the Lease by the percentage of increase of the "leverage" of the Tenant. Tenant agrees to provide Landlord at least sixty (60) days prior notice of any such transfer and all information reasonably required by Landlord to determine the extent of the debt which will encumber the assets or the corporate stock in conjunction with its sale, and in the event Landlord requires a guarantee, all information reasonably required by Landlord to determine the adequacy and sufficiency of the guarantee to be given.

         13.2 In the event Landlord consents to an assignment or sublease of all or any portion of the Demised Premises, Landlord may condition its consent, among other things, on agreement by Tenant and its assignee and/or sublessee, as the case may be, that 50% of the rental payable under such assignment or sublease arrangement which exceeds the amount of rental payable hereunder be payable to Landlord as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord as consideration of the granting of such consent or a consent by Landlord of any assignment or sublease or waiver of Landlord's right not to consent to any assignment or sublease.

14.      SURRENDER OF DEMISED PREMISES.

         14.1. Upon the termination of this Lease in any manner whatsoever, Tenant shall (i) remove Tenant's goods and effects and those of any other person claiming under Tenant, (ii) quit and deliver up the Demised Premises and the Personal Property to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, excepting only deterioration caused by reasonable use and wear thereof, damage from fire or other casualty of the kind insured in standard policies of fire insurance with extended coverage type risks, and (iii) promptly deliver to Landlord at its office or other location as designated by Landlord, all keys for the Demised Premises. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant. If the Tenant retains possession of the Demised Premises or any part thereof after the termination of the term (but not for those reasons as set forth in Section 8.2 herein), the Tenant shall pay the Landlord Industrial Gross Rent at twice the rent payable for the last month of the term of this Lease for the time the Tenant thus remains in possession and, in addition thereto, shall pay the Landlord for all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession.

         14.2. Upon the termination of this Lease in any manner whatsoever, Tenant agrees to cooperate in the assignment or transfer of any and all environmental and regulatory permits affecting the Demised Premises, the Personal Property and operation therein.

15.      INSURANCE.

         15.1. Landlord's Insurance. At all times after the execution of this Lease, Landlord shall procure, carry and maintain property and casualty insurance and public liability insurance covering the Park and the Demised Premises placed through a reputable insurance carrier with such coverage and in such amounts as Landlord may reasonably determine, and upon Tenant's request, Landlord shall provide Tenant a certificate of insurance evidencing such coverage. The Tenant shall pay Tenant's Proportionate Share of the annual cost of said insurance in excess of the cost incurred for the Base Year of 1999, provided that such increase is not the result of arbitrary and unreasonably changes to the insurance policy by Landlord and which changes have not been required by Landlord's lenders. 15.2. Tenants Insurance. At all times after the execution of this Lease, Tenant shall, at its sole cost and expense, procure, carry and maintain adequate Comprehensive General Liability and Property Damage insurance with combined single limits of coverage of One Million Dollars ($1,000,000.00) on account of bodily injury and with respect to property damage, placed through a reputable insurance carrier. Such insurance shall include Landlord and Viking Associates, as a named additional insured under the policy, and, upon Landlord's request, Tenant shall provide Landlord a certificate of insurance evidencing such coverage.

                  15.2.1. Prior to commencement of this lease and taking possession of the Demised Premises, Tenant shall provide Landlord with a Certificate of Insurance with whom coverage is in force and effect and such Certificate or Certificates shall contain a provision that such policy may not be canceled unless the Landlord is notified at least thirty (30) days prior to cancellation, and at least thirty (30) days prior to the expiration of said policy. Upon cancellation or expiration of said policy, the Tenant shall furnish the Landlord with evidence satisfactory to Landlord that the policy has been renewed or replaced. Tenant's failure to observe the provisions of this paragraph regarding insurance shall constitute default under the terms of this Lease. Further, Landlord hereby reserves the right, upon any renewals, expansion or extension of this Lease to reasonably require Tenant to amend and increase the aforementioned insurance coverage.

16.      DAMAGE AND DESTRUCTION.

         16.1.    Landlords Obligation to Repair and Reconstruct. If the
         Demised Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), but the Demised Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Gross Rent. If, as the result of Casualty, the Demised Premises shall be rendered wholly untenantable for a period less than sixty (60) days or partially untenantable, then, subject to Landlord's option to terminate the Lease, as set forth in this Section below, Landlord shall cause such damage to be repaired and, provided such damage is not caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees, all Gross Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Demised Premises rendered untenantable during the period of such untenantability. If, as a result of a casualty not caused by Tenant's negligence as described above, the Demised Premises are rendered wholly untenantable and Tenant is unable to use the Demised Premises for Tenant's Proposed Use for a period more than sixty
         (60) days, Tenant shall have the right to terminate the Lease Agreement upon thirty (30) days prior written notice to Landlord. All such repairs shall be made at the expense of Landlord, subject to Tenant's responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Demised Premises, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

         16.2. Option to Terminate Lease. If the Demised Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or (c) damaged or destroyed in whole or in part during the last three (3) years of the Term, then, in any of such events, either Landlord or Tenant may elect to terminate this Lease by giving to the other party notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Gross Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be due through the date of such termination.

         16.3. Demolition of the Demised Premises. If the Demised Premises shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the Demised Premises for the purpose of reconstruction, Landlord may demolish the same, in which event the Gross Rent shall be abated to the same extent as if the Demised Premises were rendered untenantable by a Casualty. If the Demised

         Premises are rendered wholly or partially untenantable without negligence of Tenant as described above, and Tenant is unable to use the Demised Premises for Tenant's Proposed Use, Tenant shall have the right to terminate the Lease Agreement by written notice to Landlord.

         16.4. Insurance Proceeds. If Landlord does not elect to terminate this Lease pursuant to this Section, Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building. All insurance proceeds payable with respect to the Demised Premises under policies held by Landlord shall belong to and shall be payable to Landlord.

17.      LIABILITY.

         17.1. Landlord shall not be liable to Tenant for any damage to Tenant's property or injuries to the person of the Tenant unless such damage or injury shall be caused by or result from the failure of Landlord to perform any of its obligations hereunder or from negligence of the Landlord, its agents, servants. To the maximum extent permitted pursuant the laws of the State of Florida, now or hereafter in effect, Tenant hereby releases Landlord from all liability for damage caused to Tenant's property or injuries to the person of the Tenant resulting from fire, explosion, steam, gas, electricity, water, rain or snow or leading into the Demised Premises, bursting of pipes or other conduits, and damages and injuries caused by anyone other than the Landlord, its agents, servants, or employees, unless caused by Landlord's gross negligence.

         17.2. Landlord and Tenant shall each indemnify and hold forever harmless the other against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of the indemnifying party or those holding under such party, and Landlord and Tenant will at all times protect, each indemnify, and hold forever harmless the other against and from any and all claims, loss, cost, damage or expense, arising out of or from any accident or other occurrences on or about the Demised Premises, or involving the Personal Property, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify, and hold forever harmless the other against and from any and all loss, cost, damage, or expense arising out of any failure of the indemnifying party in any respect to comply with and perform all the requirements and provisions of this Lease.

         17.3. The provisions of this Section shall survive termination of this Lease.

18. FIRE AND LIFE SAFETY REQUIREMENTS, Tenant shall provide for the Demised Premises and at its own expense all fire extinguisher and emergency lighting and any other equipment required to meet current O.S.H.A., appropriate local, county or Florida State Fire Code requirements. However, any such emergency lighting, fire extinguisher or other removable equipment shall remain the property of the Tenant and may be removed at the termination of this Lease. Upon such removal, Tenant shall restore the Demised Premises to its original good condition, wear and tear excepted, and damage by fire or other casualty excepted.

19. NO BROKER'S AGREEMENT. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any broker or agent in connection with this Lease, except for Financial Realty Services, Inc., representing the Landlord and Cushman & Wakefield of Florida, Inc., representing the Tenant, whose leasing commission shall be paid by Landlord in accordance with their separate agreement. Landlord and Tenant each covenants to pay, hold harmless and indemnify the other from and against any and all cost expense, or liability for compensation, commissions, and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

20.      DEFAULT.

         20.1. Events of Default. Each of the following events shall be an Event of Default by Tenant hereunder:

                  20.1.1. If Tenant shall fail to take possession of the Demised Premises within thirty (30) days of Commencement Date; or

                  20.1.2. If Tenant fails to pay in full when due any and all installments of rent and/or any other charges or payment herein reserved, included, or agreed to be treated or collected as rent or as additional rent; or

                  20.1.3. If Tenant fails to observe or perform or otherwise breaks any covenant, term, condition or agreement herein contained; or

                  20.1.4. If Tenant, without prior notice to Landlord, vacates the Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Landlord in full for all rent and other charges, expenses and costs then due or that may thereafter become due until the expiration of the term. Notwithstanding anything else contained herein to the contrary, Tenant's absence from the Demised Premises shall not be an Event of Default hereunder so long as Tenant pays the rent when due, maintains the Demised Premises pursuant to the terms of the Lease Agreement, and pays any increased insurance cost associated with the Demised Premises being vacant; or

                  20.1.5. To the extent permitted by law, if Tenant makes an assignment for the benefit of creditors; or if Tenant files a voluntary petition under any bankruptcy or insolvency law; or if an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant (and not discharged within sixty (60) days); or whenever the Tenant permits or otherwise suffers this Lease to be taken under any writ of execution; or if this Lease passes to or devolves upon, by law or otherwise to one other than Tenant, except as permitted herein; or

                  20.1.6. If Tenant makes any assignment or sublet of this Lease, or otherwise transfers, mortgages or encumbers this Lease, which is not in accord with the terms and conditions of the assignment provisions of this Lease; or

                  20.1.7. If a levy under execution or attachment shall be made against Tenant or its assets and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of 30 days.

         20.2. Time to Remedy Default. Landlord shall have no right to exercise any remedy for default by Tenant unless and until Landlord shall send to Tenant written notice of any default specifying the default, and

                  20.2.1. If the default is in payment of money, Tenant fails to remedy the default within ten (10) days after said notice is received by Tenant, or

                  20.2.2. If the default is other than in payment of money, and Tenant fails to cure the default within thirty (30) calendar days following receipt of said notice by Tenant (unless such default requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be within such 30-day period, in which case no default shall be deemed to exist as long a Tenant shall have commenced curing the same within such 30-day period and shall diligently and continuously prosecute the same to completion).

         20.3. Landlord shall not be required to give any notice of a monetary default or the same material default more than once within any twelve (12) month period.

         20.4. Landlord's Remedies. The occurrence of any of the events listed in this Section above shall be deemed a breach of this Lease, and in addition to all other rights and remedies available to Landlord by law or equity or by any other provisions hereof, Landlord may, after Tenant's time to remedy the default, if any, expires, exercise the following remedies:

                  20.4.1. Declare all rent, costs, expenses and other charges herein reserved for the balance of the term of this Lease (without regard to early termination of said term due to default), which sum, reduced to present value using a discount rate equal to the prime commercial lending rate of SunBank of Tampa, or its successor, shall be hereinafter referred to as the "Accelerated Rent" as further defined herein, to be due and payable immediately; and/or

                  20.4.2. Declare this Lease terminated, and on the date specified in said notice, this Lease, the term herein, and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition as elsewhere herein required and Tenant shall remain liable to Landlord as herein provided.

         20.5. Accelerated Rent. The term "Accelerated Rent" shall mean the aggregate of:

                  20.5.1. All rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent; and

                  20.5.2. The Gross Rent reserved for the then entire unexpired balance of the term of this Lease, reduced to present value using a discount rate equal to the prime commercial lending rate of SunBank of Tampa, or its successor, (without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent.

         20.6. Other Remedies. In the event that this Lease is terminated, or Landlord has elected to recover the Accelerated Rent and any portion of such sum shall remain unpaid, Landlord may, without further notice, pursue all rights and remedies that it may have in law or in equity and Tenant shall be liable to Landlord for all legal fees and costs incurred by Landlord in the enforcement of the rights and remedies hereunder.

         20.7. Remedies Cumulative. All of the remedies hereinbefore given to Landlord and all rights and remedies given to Landlord by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of the Demised Premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time of termination or recovery of possession.

         20.8. No Duty to Mitigate Damages. Landlord shall have no duty relet the Demised Premises or any part thereof or to otherwise mitigate any damages which Landlord may have incurred as a result of Tenant's default.

21. SUBORDINATION. This Lease is subject to and subordinate to any and all mortgages or deeds of trust encumbering the Demised Premises as of the Effective Date, and such mortgages or deeds of trust which Landlord shall deem necessary to replace any existing mortgages or deeds of trust. Although this subordination shall be self-executing, Tenant agrees upon demand of Landlord to promptly execute, acknowledge and deliver all such instruments as shall be requested by and prepared by or on behalf of Landlord, any mortgagee or proposed mortgagee to confirm such subordination, and Tenant agrees to execute an estoppel agreement in favor of any mortgagee of Landlord, if requested to do so by any mortgagee or Landlord as set forth in the Section captioned "Estoppel and Attornment" below.

22. EMINENT DOMAIN. If the whole or a substantial part of the Demised Premises shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all rights of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

23.      ESTOPPEL AND ATTORNMENT.

         23.1. Estoppel Certificate. Tenant shall, within fourteen (14) days of the request of Landlord, issue an estoppel certificate, in the form supplied by Landlord, to any party designated by Landlord. Should Tenant fail to sip an estoppel certificate within fourteen (14) days or unreasonably withhold its signature, Landlord may commence legal proceedings to enforce this provision and in the event that Landlord prevails in any such proceeding, Tenant shall be responsible for all legal fees incurred by Landlord and for all damages incurred by Landlord resulting from Tenant's failure to sign an estoppel certificate.

         23.2. Attornment In the event of the sale or assignment of Landlord's interest in the Park of which the Demised Premises are a part or in the event of the exercise of the power of sale under any mortgage made by Landlord, Tenant shall execute upon request a non-disturbance and an attornment agreement with the purchaser to recognize such purchaser as Landlord under this Lease in return for the purchaser's agreement not to disturb Tenant's possession hereunder.

24. NOTICES. All notices and elections required or desired to be given hereunder shall be in writing, and shall be sent by either (i) United States registered or certified mails, return receipt requested, or (ii) overnight mail, facsimile transmission or hand-delivery, and shall be effective upon receipt. All notices shall be addressed as follows:

         For Tenant:
                           Peter S. Warhurst
                           PODS
                           6101 45th Street North, Building #4
                           St. Petersburg, FL
                           Telephone:
                           Facsimile:


         With a copy to:
                           Marc Silverman
                           509 S. Greenwood Ave.
                           Clearwater, FL 33756
                           Telephone: (727) 465-1977
                           Facsimile: (727) 465-9593

         For Landlord:
                           Viking Associates
                           One Makefield Road
                           Suite B
                           Morrisville, Pennsylvania 19067

                           Attn: Michael J. Clark
                           Telephone: (215) 736-0303
                           Facsimile: (215) 736-0530

Nothing herein contained shall be construed as prohibiting the parties respectively from changing the place at which notice is henceforth to be given, but no such change shall be effective until it shall have been accomplished by written notice given in the manner set forth in this Section.

25. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon constituting a part of the Demised Premises, to the extent that such loss or damage is recovered under an insurance policy or policies and is paid to the waiving party and to the extent such policy or policies contain provisions permitting such waiver of claims.

26.      MISCELLANEOUS.

         26.1. Waiver. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The failure of Tenant to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         26.2. Headings. The headings of the Sections of this Lease have been inserted for convenience or reference only, shall not constitute a part hereof and shall not be construed as defining or limiting the scope of any provision herein.

         26.3. Counterparts. This Lease may be signed by Tenant and Landlord in counterparts, all of which when taken together shall be deemed an original Lease. Facsimile signatures of the parties will be acceptable to the parties, provided that the faxing party provide an actual executed Lease Agreement the next day by overnight delivery.

         26.4. Plural, Singular, Gender. Where appropriate, the use of the singular herein shall include and be deemed to be the plural, the use of the plural herein shall include and be deemed to be the singular and the use of gender shall include all gender.

         26.5. Time of the Essence. Time shall be of the essence with respect to the performance by Tenant and Landlord of their respective obligations under this Lease.

         26.6. Weekend or Legal Holiday. If the date for performing any covenant under this Lease shall fall on a Saturday, Sunday or legal holiday, the date for performance of same shall be extended to the next succeeding business day.

         26.7. Time Period Calculations. For purposes of this Lease, where the term "days" is used in connection with a time period consisting of five (5) days or less, such time period shall be construed to mean business days; if such time period exceeds five (5) days, such time period shall be construed to mean calendar days.

         26.8. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall, to any extent be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extend of the law.

         26.9. Lease Not Recordable. This Lease shall not be recorded in any public records, and any such recording shall be void and of no effect.

         26.10. Choice of Law. This Lease and the rights of the parties hereunder shall be construed under and governed by the laws of the State of Florida and venue with respect to any litigation shall be Pinellas County, Florida. This Agreement shall not be construed more strictly against one party than against the other because it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially in the negotiation and preparation of this Lease.

27. PERSONS BOUND. The submission of this Lease does not constitute a reservation of, or option for, the Demised Premises and this Lease shall become a binding offer and legally enforceable contract only upon execution and delivery thereof by both Landlord and Tenant and the payment of any sums due upon the execution of this Lease at set forth herein. All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties.

         27.1. If the term "Tenant," as used in this Lease, refers to more than one person, then as used in this Lease, said term shall be deemed to include all of such persons or any of them; if any of the obligations of Tenant pursuant to this Lease are guaranteed, the term "Tenant" shall be deemed to include Tenant, the Guarantor, or either or both of them; and if this Lease shall have been assigned, the term "Tenant" shall be deemed to include the Tenant, the assignee, or either or both of them, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided.

         27.2. The term "Landlord", as used in this Lease, means the fee owner of the Park and Landlord above-named represents that it is the holder of such rights as of the date of execution of this Lease. Tenant acknowledges that Vikco, Inc. t/a Viking Associates is the authorized agent and representative of Landlord and is empowered to act on the Landlord's behalf. Tenant further acknowledges that all protection and indemnifications which extend to Landlord herein shall also extend to Viking Associates. In the event of the voluntary or involuntary transfer of Landlord's ownership interest to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of Landlord and its successors-in-interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Park and shall not be enforceable out of any other assets. No mortgagee or ground Landlord which shall succeed to the interest of Landlord hereunder shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against parties and that there are no promises, leases, conditions or understandings, either oral or written between them other than are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

28. ENTIRE AGREEMENT. It is expressly understood and agreed by and between the parties hereto that this Lease, and any Rider or Addendum that may be attached hereto, sets forth the entire lease between the parties and that there are no promises, leases, conditions or understandings, either oral or written between them other than are herein set forth. It is further understood and agreed that except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

29. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT TENANT OR LANDLORD MAY HEREINAFTER INSTITUTE AGAINST THE OTHER, PROVIDED SUCH WAIVER IS NOT PROHIBITED BY LAW.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby have caused this Lease to be executed the day and year as set forth below.


WITNESS/ATTEST:                   TENANT:
                                  PORTABLES ON DEMAND STORAGE, LLC
                                  (d/b/a/ PODS)




                                  By:
-----------------------------        ------------------------------------------
                                     Name:
                                     Title:


                                  Date:                 199
                                       ---------------,    ----

                                  LANDLORD:
                                  MCIP REALTY ASSOCIATES NO.2
                                  MCIP REALTY ASSOCIATES NO.3,
                                  MCIP REALTY ASSOCIATES NO.4,
                                  MCIP REALTY ASSOCIATES NO.5,
                                  New Jersey general partnerships


                                  By:
----------------------------         ------------------------------------------
                                     Robert T. Healey, general partner

                                  Date:                 199
                                       -----------------   --


                                  By:
----------------------------         ------------------------------------------
                                     William J. Healey, general partner

                                  Date:                 199
                                       -----------------   --